                                                                    Exhibit 23.2



                         SCHUMACHER & ASSOCIATES, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                        2525 FIFTEENTH STREET, SUITE 3H
                                DENVER, CO 80211



We hereby consent to the incorporation by reference in the Registration Statement of Guardian Technologies International, Inc. and Subsidiaries on Form S-8, Registration Statement, of our report dated April 9, 2003 relating to the financial statements of Guardian Technologies International, Inc. and Subsidiaries for the year ended December 31, 2002, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the prospectus.




/S/ Schumacher & Associates, Inc.
---------------------------------
Schumacher & Associates, Inc.
Denver, Colorado

September 30, 2003